UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 13, 2009
EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive, Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 836-7000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 13, 2009, Exterran Partners, L.P. entered into a $150 million asset-backed securitization facility (the “2009 ABS Facility”). The issuer of the asset-backed notes (the “ABS Notes”) will be EXLP ABS 2009 LLC (the “Issuer”), our wholly owned subsidiary. As of the date of this Form 8-K, none of the ABS Notes has been issued.
     The ABS Notes will be issued at a price equal to 100% of the principal amount thereof. Interest and fees payable to the noteholders will accrue on the ABS Notes at a variable rate consisting of an applicable margin of 3.25% plus, at the option of the Issuer, either LIBOR or a Base Rate (as defined in the Series 2009-1 Supplement). The ABS Notes are revolving in nature and are payable in July 2013. The amount outstanding at any time is limited to the lower of (i) a 75% advance rate against appraised value, (ii) 4.0 times free cash flow or (iii) an interest coverage test.
     The ABS Notes will be issued pursuant to the Series 2009-1 Supplement, dated as of October 13, 2009, to the Indenture, dated as of October 13, 2009 (the “Indenture”), each entered into by and between the Issuer, EXLP ABS Leasing 2009 LLC, a wholly owned subsidiary of the Issuer (the “Lessor”), and Wells Fargo Bank, National Association, as Indenture Trustee (the “Indenture Trustee”). The Indenture contains customary terms and conditions with respect to an issuance of asset backed securities, including representations and warranties, covenants and events of default.
     Repayment of the ABS Notes has been secured by a pledge of all of the assets of the Issuer and the Lessor consisting primarily of compression services contracts, together with a fleet of natural gas compressor units used to provide compression services under those contracts (collectively, the “Collateral Assets”). We will manage the Collateral Assets pursuant to a Management Agreement (described below). The collections relating to the Collateral Assets will then be allocated pursuant to an Intercreditor and Collateral Agency Agreement dated as of October 13, 2009 among us, the Issuer, EXLP Operating LLC, our wholly owned subsidiary, Wells Fargo Bank, National Association, as Indenture Trustee, Wachovia Bank, National Association, as Bank Agent, and Wells Fargo Bank, National Association, in its individual capacity and as the Intercreditor Collateral Agent.
     All Collateral Assets will be managed in accordance with the Management Agreement, dated as of October 13, 2009, by and between us, the Issuer and the Lessor (the “Management Agreement”), which requires us to operate, maintain and manage the compressor units that are part of the Collateral Assets and to provide contract compression services to customers in the same manner as we perform those services for our other similar assets in a nondiscriminatory manner. The Management Agreement contains customary terms and conditions, including representations and warranties, covenants and events of default. If we default under the Management Agreement, we may be removed as the manager, in which event a back-up manager pursuant to the terms of a Back-up Management Agreement will become the manager of the Collateral Assets.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the referenced agreements, which are filed herewith as Exhibits 4.1, 4.2, 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 13, 2009, by and between EXLP ABS 2009 LLC, as Issuer, EXLP ABS Leasing 2009 LLC and Wells Fargo Bank, National Association, as Indenture Trustee, with respect to the $150,000,000 ABS facility consisting of $150,000,000 of Series 2009-1 Notes

4.2	Series 2009-1 Supplement, dated as of October 13, 2009, to Indenture dated as of October 13, 2009, by and between EXLP ABS 2009 LLC, as Issuer, EXLP ABS Leasing 2009 LLC and Wells Fargo Bank, National Association, as Indenture Trustee, with respect to the $150,000,000 of Series 2009-1 Notes

10.1	Intercreditor and Collateral Agency Agreement, dated as of October 13, 2009, by and among Exterran Partners, L.P., EXLP ABS 2009 LLC, EXLP Operating LLC, Wells Fargo Bank, National Association, as Indenture Trustee, Wachovia Bank, National Association, as Bank Agent, and Wells Fargo Bank, National Association, in its individual capacity as the Intercreditor Collateral Agent

10.2	Management Agreement, dated as of October 13, 2009, by and between Exterran Partners, L.P., as Manager, EXLP ABS 2009 LLC, as Issuer, and EXLP ABS Leasing 2009 LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.
	By:	Exterran General Partner, L.P., its general partner
	By:	Exterran GP LLC, its general partner (Registrant)
October 19, 2009	By:	/s/ David S. Miller
David S. Miller
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Indenture, dated as of October 13, 2009, by and between EXLP ABS 2009 LLC, as Issuer, EXLP ABS Leasing 2009 LLC and Wells Fargo Bank, National Association, as Indenture Trustee, with respect to the $150,000,000 ABS facility consisting of $150,000,000 of Series 2009-1 Notes

4.2	Series 2009-1 Supplement, dated as of October 13, 2009, to Indenture dated as of October 13, 2009, by and between EXLP ABS 2009 LLC, as Issuer, EXLP ABS Leasing 2009 LLC and Wells Fargo Bank, National Association, as Indenture Trustee, with respect to the $150,000,000 of Series 2009-1 Notes

10.1	Intercreditor and Collateral Agency Agreement, dated as of October 13, 2009, by and among Exterran Partners, L.P., EXLP ABS 2009 LLC, EXLP Operating LLC, Wells Fargo Bank, National Association, as Indenture Trustee, Wachovia Bank, National Association, as Bank Agent, and Wells Fargo Bank, National Association, in its individual capacity as the Intercreditor Collateral Agent

10.2	Management Agreement, dated as of October 13, 2009, by and between Exterran Partners, L.P., as Manager, EXLP ABS 2009 LLC, as Issuer, and EXLP ABS Leasing 2009